EXHIBIT 21

SUBSIDIARIES OF REGISTRANT

The Registrant has two subsidiaries, Unity Bank and Unity Statuatory Trust I.

Unity Bank has two subsidiaries, Unity Investment Company, Inc., and Unity Financial Services, Inc.